EXHIBIT 32

SECTION 1350 CERTIFICATION

The undersigned hereby certifies in her capacity as the Chief Financial Officer and Interim Chief Financial Officer of Sound Financial, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	Date: March 29, 2021	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President, Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)